Exhibit 99.1    Press Release

FOR IMMEDIATE RELEASE

RadNet Reports Second Quarter 2009 Results

•	RadNet reports Revenue of $131.1 million and Adjusted EBITDA(1)of $27.0 million; increases of 3.6% and 5.0%, respectively over the prior year’s quarterly results
•	Adjusted EBITDA(1) margin increased to 20.6% compared to 20.3% for the three month period ended June 30, 2008 and 19.6% for full-year 2008
•	Overall procedure volumes increased 4.5% over the prior year’s same quarter
•	Per share loss narrowed to $(0.01) per share compared to $(0.06) for the three month period ended June 30, 2008
•	RadNet reaffirms its previously announced 2009 Guidance of $515-545 million of Revenue and $105-$115 million of Adjusted EBITDA(1)

LOS ANGELES, Calif., August 7, 2009 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective diagnostic imaging services through a network of fully-owned and operated outpatient imaging centers, today reported financial results for its second quarter ended June 30, 2009.

Three Month Report

For the three months ended June 30, 2009, RadNet reported Revenue and Adjusted EBITDA(1) of $131.1 million and $27.0 million, respectively.  Revenue increased 3.6% (or $4.6 million) and Adjusted EBITDA(1) increased 5.0% (or $1.3 million), respectively, over the prior year’s same quarter.  The results reflect improved procedural volume in existing centers as well as the contribution of acquisitions and improved operating performance.

For the second quarter of 2009, as compared to the prior year’s same quarter, MRI volume increased 8.9%, CT volume increased 4.7% and PET/CT volume increased 3.4%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 4.5% over the prior year’s quarter.

On a same-center basis, including only those centers which were part of RadNet for both the second quarters of 2009 and 2008, MRI volume increased 3.6%, CT volume increased 2.0% and PET/CT volume increased 3.4%.  Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 2.0% over the prior year’s same quarter.

Net Loss for the second quarter of 2009 was $336,000, or $(0.01) per share, compared to a net loss of $2.1 million or $(0.06) per share, reported for the three month period ended June 30, 2008 (based upon a weighted average number of shares outstanding of 35.9 million and 35.7 million for these periods in 2009 and 2008, respectively).  Affecting Net Loss in the second quarter of 2009 were certain non-cash expenses or non-recurring items including:

•	$1.8 million non-cash amortization expense with respect to interest rate swaps related to the Company’s credit facilities;
•
$670,000 of Deferred Financing Expense related to the amortization of financing fees paid as part of the Company’s $405 million credit facilities drawn down in November 2006 in connection with the Radiologix acquisition and the incremental term loans and revolving credit facility arranged in August 2007 and February 2008;

•	$1.5 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants;
•	$1.4 million bargain purchase gain on the acquisition of acquired centers in New Jersey; and
•	$1.0 million loss related to the resolution of legal disputes.

1 Definition of Adjusted EBITDA, a non-GAAP measure, is found on the last page of this release.

“We are pleased with our performance this quarter.  When compared with both the second quarter of 2008 and the first quarter of 2009, we experienced aggregate and same-center growth in procedural volumes, Revenue and Adjusted EBITDA.  We substantially narrowed our net loss year-over-year and increased our Adjusted EBITDA margins to 20.6% from our full-year 2008 margin of 19.6%.” said Dr. Howard Berger, Chairman and Chief Executive Officer of RadNet.

“We also improved our balance sheet during the quarter and throughout the first six months of 2009.  We repaid $5 million of debt during the quarter.  We reduced our Accounts Payable and Accrued Expenses by almost $16 million and improved our working capital position by over $11 million since the start of 2009.  We deleveraged the balance sheet from 4.74x to 4.47x Total Debt to Trailing Twelve Month Adjusted EBITDA since the beginning of the year.” added Dr. Berger.

“We see positive indications that our business will continue to exhibit year-over-year performance gains into the third quarter, which is typically our strongest, and for the remainder of 2009.  To that end, we have noted that preliminary July 2009 procedural volume reports compare favorably to those of July 2008.  We also have observed that the acquisition of the eight New Jersey facilities completed in mid-June has begun to contribute to our Revenue and Adjusted EBITDA performance.  Our performance is expected to result in significant further deleveraging by year-end as well as over $25 million of 2009 full-year projected free cash flow.  We completed the month of July with a cash balance of $6.5 million, and anticipate further cash accumulation throughout the remainder of the year.” continued Dr. Berger.

Dr. Berger noted, “We recognize that there is confusion and uncertainty regarding overall healthcare reform and its potential effects on individual segments of the health industry, including diagnostic imaging.  Regardless of the outcome of healthcare reform, RadNet is poised as a market leader and is positioned to capitalize on opportunities that will likely result from industry change.  Our capitalization, relative scale and geographically concentrated multi-modality platform provide us the flexibility required to be an efficient provider and successful industry consolidator.  We will continue to provide an invaluable and increasingly important service to millions of patients for years to come.”

2009 Fiscal Year Guidance

For its 2009 fiscal year, RadNet reaffirms its guidance ranges as follows:

Revenue	$515 million - $545 million
Adjusted EBITDA(1)	$105 million - $115 million
Capital Expenditures	$30 million - $35 million
Cash Interest Expense	$41 million - $45 million
Free Cash Flow Generation (a)	$25 million - $35 million
End of Year Net Debt Balance (b)	$438 million - $448 million

(a)	Defined by the Company as Adjusted EBITDA(1) less total capital expenditures and cash interest expense
(b)	Total Debt net of Cash.

Six Month Report

For the six months ended June 30, 2009, RadNet reported Revenue and Adjusted EBITDA(1) of $259.1 million and $53.3 million, respectively.  Revenue increased 7.8% (or $18.7 million) and Adjusted EBITDA(1) increased 11.7% (or $5.6 million), respectively, over the prior year’s same six months.

For the six months of 2009, as compared to the prior year’s same six months, MRI volume increased 11.7%, CT volume increased 8.3% and PET/CT volume increased 5.5%.  Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 6.8% over the prior year’s six months.

Net Loss for the six months of 2009 was $1.2 million, or $(0.03) per share, compared to a net loss of $7.6 million or $(0.21) per share, reported for the six month period ended June 30, 2008 (based upon a weighted average number of shares outstanding of 35.9 million and 35.6 million for these periods in 2009 and 2008, respectively).  Affecting Net Loss in the six months of 2009 were certain non-cash expenses or non-recurring items including:

•	$2.9 million non-cash amortization expense with respect to interest rate swaps related to the Company’s credit facilities;
•
$1.3 million of Deferred Financing Expense related to the amortization of financing fees paid as part of the Company’s $405 million credit facilities drawn down in November 2006 in connection with the Radiologix acquisition and the incremental term loans and revolving credit facility arranged in August 2007 and February 2008;

•	$2.2 million of non-cash employee stock compensation expense resulting from the vesting of certain options and warrants;
•	$1.4 million bargain purchase gain on the acquisition of acquired centers in New Jersey; and
•	$1.0 million loss related to the resolution of legal disputes.

Second Quarter 2009 Earnings Conference Call

RadNet will host a conference call to discuss its second quarter 2009 results on Friday, August 7th, 2009 at 7:30 a.m. Pacific Time (10:30 a.m. Eastern Time).

Investors are invited to listen to RadNet’s conference call by dialing 888-656-7419. International callers can dial 913-312-1471. There will also be simultaneous and archived webcasts available at http://www.radnet.com under the “Investors” menu section and “News Releases” sub-menu of the website.  An archived replay of the call will also be available until August 14th and can be accessed by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and using the passcode 1042021.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. RadNet uses both GAAP and non-GAAP metrics to measure its financial results.  The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist RadNet in measuring its performance.  RadNet believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters.  Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies.  Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP.  Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is a national market leader providing high-quality, cost-effective diagnostic imaging services through a network of 175 fully-owned and operated outpatient imaging centers.  RadNet’s core markets include California, Maryland, Delaware, New Jersey and New York.  Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 4,000 employees.  For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning RadNets’ ability to continue to grow its business by generating patient referrals and contracts with radiology practices, future acquisitions, cost savings, successful integration of acquired operations, and receiving third-party reimbursement for diagnostic imaging services, as well as RadNet's financial guidance, its statements regarding increased business from new operations, are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause RadNet's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K and Form 10Q, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:
RadNet, Inc.
Mark Stolper, 310-445-2800
Executive Vice President and Chief Financial Officer

Integrated Corporate Relations, Inc.
John Mills, 310-954-1105
jmills@icrinc.com

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS EXCEPT SHARE DATA)

	June 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$-	$-
Accounts receivable, net	94,617	96,097
Refundable income taxes	151	103
Prepaid expenses and other current assets	10,343	12,370
Total current assets	105,111	108,570
PROPERTY AND EQUIPMENT, NET OTHER ASSETS	184,643	193,104
Goodwill	105,378	105,278
Other intangible assets	55,488	56,861
Deferred financing costs, net	9,567	10,907
Investment in joint ventures	18,677	17,637
Deposits and other	3,424	3,752
Total assets	$482,288	$496,109
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$65,363	$81,175
Due to affiliates	3,538	5,015
Notes payable	7,265	5,501
Current portion of deferred rent	473	390
Obligations under capital leases	15,943	15,064
Total current liabilities	92,582	107,145

LONG-TERM LIABILITIES
Line of credit	1,406	1,742
Deferred rent, net of current portion	8,287	7,996
Deferred taxes	277	277
Notes payable, net of current portion	419,975	419,735
Obligations under capital lease, net of current portion	20,126	24,238
Other non-current liabilities	17,058	16,006
Total liabilities	559,711	577,139

COMMITMENTS AND CONTINGENCIES

EQUITY DEFICIT
Common stock - $.0001 par value, 200,000,000 shares authorized;
35,924,279 and 35,911,474 shares issued and outstanding at
June 30, 2009 and December 31, 2008, respectively	4	4
Paid-in-capital	155,230	153,006
Accumulated other comprehensive loss	(3,821)	(6,396)
Accumulated deficit	(228,900)	(227,722)
Total Radnet, Inc.'s equity deficit	(77,487)	(81,108)
Noncontrolling interests	64	78
Total equity deficit	(77,423)	(81,030)
Total liabilities and equity deficit	$482,288	$496,109

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS EXCEPT SHARE DATA)
(unaudited)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

NET REVENUE	$131,146	$126,559	$259,149	$240,456

OPERATING EXPENSES
Operating expenses	99,716	97,886	196,729	186,852
Depreciation and amortization	13,212	14,071	26,386	26,540
Provision for bad debts	8,369	7,088	16,343	13,575
Loss (gain) on sale of equipment	277	(38)	303	(30)
Severance costs	340	4	357	35
Total operating expenses	121,914	119,011	240,118	226,972

INCOME FROM OPERATIONS	9,232	7,548	19,031	13,484

OTHER EXPENSES (INCOME)
Interest expense	12,326	12,516	25,348	26,104
Gain on bargain purchase	(1,387)	-	(1,387)	-
Other expense (income)	1,044	(21)	1,241	(53)
Total other expense	11,983	12,495	25,202	26,051

LOSS BEFORE INCOME TAXES AND EQUITY
IN EARNINGS OF JOINT VENTURES	(2,751)	(4,947)	(6,171)	(12,567)
Provision for income taxes	(13)	(14)	(50)	(137)
Equity in earnings of joint ventures	2,453	2,837	5,088	5,129

NET LOSS	(311)	(2,124)	(1,133)	(7,575)
Net income attributable to noncontrolling interests	25	25	45	49

NET LOSS ATTRIBUTABLE TO RADNET, INC.
COMMON SHAREHOLDERS	$(336)	$(2,149)	$(1,178)	$(7,624)

BASIC AND DILUTED NET LOSS PER SHARE
ATTRIBUTABLE TO RADNET, INC. COMMON
SHAREHOLDERS	$(0.01)	$(0.06)	$(0.03)	$(0.21)

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and diluted	35,924,279	35,671,554	35,920,246	35,616,298

RADNET, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (IN THOUSANDS)
(unaudited)
	Six Months Ended
	June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,133)	$(7,575)
Adjustments to reconcile net loss
to net cash provided by operating activities:
Depreciation and amortization	26,386	26,540
Provision for bad debts	16,343	13,575
Dividends paid to noncontrolling interests	(59)	(155)
Equity in earnings of joint ventures	(5,088)	(5,129)
Distributions from joint ventures	4,363	3,452
Deferred rent amortization	374	2,801
Amortization of deferred financing cost	1,340	1,192
Net loss (gain) on disposal of assets	303	(30)
Gain on bargain purchase	(1,387)	-
Share-based compensation	2,224	1,056
Changes in operating assets and liabilities, net of assets
acquired and liabilities assumed in purchase transactions:
Accounts receivable	(13,863)	(23,697)
Other current assets	2,211	(458)
Other assets	328	(369)
Accounts payable and accrued expenses	478	(199)
Net cash provided by operating activities	32,820	11,004

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(3,917)	(23,528)
Proceeds from sale of imaging facilities	650	-
Purchase of property and equipment	(15,594)	(18,190)
Proceeds from sale of equipment	-	65
Purchase of equity interest in joint ventures	(315)	(728)
Net cash used in investing activities	(19,176)	(42,381)
CASH FLOWS FROM FINANCING ACTIVITIES

Principal payments on notes and leases payable	(11,666)	(9,104)
Proceeds from borrowings on notes payable	-	35,000
Deferred financing costs	-	(4,277)
Net (payments) proceeds on line of credit	(336)	9,449
Distributions to counterparties of cash flow hedges	(1,642)	-
Proceeds from issuance of common stock	-	291
Net cash (used in) provided by financing activities	(13,644)	31,359
NET DECREASE IN CASH	-	(18)

CASH, beginning of period	-	18
CASH, end of period	-	-

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$21,832	$23,787

RADNET, INC.
RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO Adjusted EBITDA(1)
(IN THOUSANDS)

	Three Months Ended
	June 30,
	2009	2008

Income from Operations	$9,232	$8,435
Plus Depreciation and Amortization	13,212	14,071
Plus Equity in Earnings of Joint Ventures	2,453	1,950
Plus Non Cash Employee Stock Compensation	1,515	602
Plus Loss on Sale of Equipment	277	-
Less Gain on Sale of Equipment	-	(38)
Less Net Income Attributable to Noncontrolling Interests	(25)	(25)
Subtotal	26,664	24,995
Plus Severance Costs	340	4
Plus Expense Related to Business Dispute Settlements	-	693
Adjusted EBITDA(1)	$27,004	$25,692

	Six Months Ended
	June 30,
	2009	2008

Income from Operations	$19,030	$15,172
Plus Depreciation and Amortization	26,386	26,540
Plus Equity in Earnings of Joint Ventures	5,088	3,441
Plus Non Cash Employee Stock Compensation	2,224	1,056
Plus Loss on Sale of Equipment	303	-
Less Gain on Sale of Equipment	-	(30)
Less Net Income Attributable to Noncontrolling Interests	(45)	(49)
Subtotal	52,986	46,130
Plus Severance Costs	357	35
Plus Non-recurring Fees Related to Review of 2006 Accounts Receivables	-	200
Plus Expense Related to Business Dispute Settlements	-	1,393
Adjusted EBITDA(1)	$53,343	$47,758

RADNET PAYMENTS BY PAYORS

	Second Quarter	Full Year
	2009	2008

Commercial Insurance	55.8%	56.6%
Medicare	20.0%	19.6%
Capitation	15.8%	15.0%
Workers Compensation/Personal Injury	3.1%	3.7%
Medicaid	3.2%	3.1%
Other	2.1%	2.0%
	100.0%	100.0%

Note
Based upon global payments received from consolidated Imaging Centers from that year's dates of service.  Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

RADNET PAYMENTS BY MODALITY

	Second Quarter	Full Year
	2009	2008

MRI	34.4%	34.2%
CT	19.5%	19.0%
PET/CT	5.8%	6.2%
X-ray	9.0%	10.8%
Ultrasound	10.5%	10.2%
Mammography	16.0%	14.9%
Nuclear Medicine	1.8%	1.6%
Other	3.1%	3.1%
	100.0%	100.0%

Note
Based upon global payments received from consolidated Imaging Centers from that year's dates of service.  Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

RADNET AVERAGE PAYMENTS BY MODALITY

	Second Quarter	Full Year
	2009	2008

MRI	$504	$505
CT	309	310
PET/CT	1,497	1,494
X-ray	39	37
Ultrasound	110	107
Mammography	135	134
Nuclear Medicine	320	327
Other	126	129

Note
Based upon global payments received from consolidated Imaging Centers from that year's dates of service.  Excludes payments from hospital contracts, Breastlink, Center Management Fees and other miscellaneous operating activities.

Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and adjusted for losses or gains on the disposal of equipment, debt extinguishments and non-cash equity compensation.  Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts minority interests in subsidiaries, and is adjusted for non-cash, unusual or infrequent events taken place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure.  Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt.  Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.